SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C.  20549



                            FORM 8-K


              Pursuant to Section 13 or 15(d) of
              The Securities Exchange Act of 1934


                       SEPTEMBER 29, 2000


                    DELTA PETROLEUM CORPORATION
       (Exact name of registrant as specified in its charter)



           Colorado               0-16203             84-1060803
         (State of               Commission        (I.R.S. Employer
       Incorporation)            File  No.         Identification No.)



        Suite 3310
        555 17th Street
        Denver, Colorado                               80202
  (Address of principal executive offices)           (Zip Code)


Registrant's telephone number, including area code: (303)  293-9133


ITEM 2.   ACQUISITION OF ASSETS

  A. On September 28, 2000, Delta Petroleum Corporation ("Delta") completed the acquisition of producing wells and acreage located primarily in the Eland and Stadium fields in Stark County, North Dakota, by paying Whiting Petroleum Corporation ("Whiting") the balance of the purchase price. The payment included credit for production from the effective date of February 1, 2000 until closing. Delta acquired the properties from Whiting pursuant to a Purchase and Sale Agreement dated June 1, 2000. Delta also issued 100,000 shares of its restricted common stock to an unaffiliated party for its consultation and assistance related to the transaction. For further information about the transaction see Form 8-K dated July 10, 2000 and the documents relating to the transaction incorporated therein as Exhibits 10.1 and 10.2.

  B. On September 29, 2000, Delta completed the acquisition of 100% of the working interest in the West Delta Block 52 Unit, a producing property in Plaquemines Parish, Louisiana, from Castle Offshore LLC, a subsidiary of Castle Energy Corporation, and BWAB Limited Liability Company. Under the Purchase and Sale Agreement dated August 4, 2000, a copy of which is incorporated herein as Exhibit 10.1, Delta has paid $1,529,157 and issued 509,719 shares of its restricted common stock as consideration for the properties and has assumed plugging and abandonment liability for the properties.

       Hexagon Investments LLC ("Hexagon") loaned Delta $1,463,532 to purchase the properties. To induce Hexagon to make the loan to Delta, Aleron H. Larson, Jr., Delta's Chairman, and Roger A. Parker, Delta's President, agreed to personally guarantee the repayment of the loan. The documents evidencing the financing arrangement with Hexagon and incorporated herein as exhibit 10.2.

ITEM 5.   OTHER EVENTS

        On October 2, 2000, Delta elected to exercise its option to purchase interests in 680 producing wells and associated acreage in the Permian Basin located in eight counties in West Texas and Southeastern New Mexico from Saga Petroleum Corporation and its affiliates. Delta paid Saga and its affiliates $500,000 in cash and issued 289,583 shares of its restricted common stock as a deposit required by the Purchase and Sale Agreement ("Agreement") between the parties dated September 6, 2000, a copy of which is incorporated into Delta's Form 8-K dated September 7, 2000 as Exhibit 10.1 thereto. Under the Agreement, Delta has agreed to pay the bulk of the remainder of the $49,500,000 purchase price by December 1, 2000.

             Delta has not yet secured the financing and/or industry
        participants   that  will  be  necessary  to   acquire   the
        properties.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

       Proforma financial information and any exhibits required will be filed by amendment to this Form 8-K withint the period of time required by the Securities and Exchange Commission rules.

   10.1 Purchase and Sale Agreement between Delta Petroleum Corporation and Castle Offshore LLC and BWAB Limited Liability Company dated August 4, 2000.

   10.2 Documents evidencing financing arrangements between Hexagon Investments and Delta Petroleum Corporation dated September 28, 2000.

      Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  DELTA PETROLEUM CORPORATION
                                   (Registrant)

Date:  October 5, 2000         By:s/Aleron H. Larson, Jr.
                                Aleron H. Larson, Jr.
                                Chairman/C.E.O.



                           INDEX TO EXHIBITS

(1)  Underwriting Agreement.  Not applicable.

(2) Plan of Acquisition, Reorganization, Arrangement, Liquidation or Succession. Not applicable.

(3)  (i)  Articles of Incorporation. Not applicable.
     (ii) Bylaws. Not applicable.

(4) Instruments Defining the Rights of Security Holders, including Indentures. Not applicable.

(5)  Opinion: re: Legality.  Not applicable.

(6)  Opinion: Discount on Capital Shares.  Not applicable.

(7)  Opinion: re: Liquidation Preference. Not Applicable.

(8)  Opinion: re: Tax Matters.  Not Applicable.

(9)  Voting Trust Agreement.  Not Applicable.

(10) Material Contracts.

 10.1 Purchase and Sale Agreement between Delta Petroleum Corporation and Castle Offshore LLC and BWAB Limited Liability Company dated August 4, 2000.

 10.2 Documents evidencing financing arrangements between Hexagon Investments and Delta Petroleum Corporation dated September 28, 2000.

(11) Statement re: Computation of Per Share Earnings.  Not Applicable.

(12) Statement re: Computation of Ratios.  Not Applicable.

(13) Annual Report to Security Holders, etc. Not Applicable.

(14) Material Foreign Patents.  Not Applicable.

(15)   Letter re: Unaudited Interim Financial Information.  Not Applicable.

(16) Letter re: Change in Certifying Accountant.  Not applicable.

(17) Letter re: Director Resignation.  Not applicable.

(18) Letter re: Change in Accounting Principles.  Not Applicable.

(19) Report Furnished to Security Holders.  Not Applicable.

(20) Other Documents or Statements to Security Holders. Not applicable.

(21) Subsidiaries of the Registrant.  Not Applicable.

(22) Published Report Regarding Matters Submitted to Vote of Security Holders. Not Applicable.

(23) Consents of Experts and Counsel.  Not applicable.

(24) Power of Attorney. Not applicable.

(25) Statement of Eligibility of Trustee.  Not Applicable.

(26) Invitations for Competitive Bids.  Not Applicable.

(27) Financial Data Schedule.  Not Applicable.

(99) Additional Exhibits.